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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  __________

                                   FORM 8-K


                                CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported):  December 18, 1997



                            BRANDYWINE REALTY TRUST
                            -----------------------
            (Exact name of registrant as specified in its charter)


         Maryland                    1-9106                     23-2413352
(State or Other Jurisdiction       (Commission               (I.R.S. Employer
    of Incorporation)              File Number)             Identification No.)





           16 Campus Boulevard, Newtown Square, Pennsylvania  19073
                    (Address of principal executive offices)


                                 (610) 325-5600
              (Registrant's telephone number, including area code)


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Item 5.  Other Events.

Public Offering

    On December 18, 1997, Brandywine Realty Trust (the "Company") and Brandywine Operating Partnership, L.P. entered into an Underwriting Agreement (the "Underwriting Agreement") with Legg Mason Wood Walker, Incorporated (the "Underwriter") pursuant to which the Company agreed to sell to the Underwriter an aggregate of 751,269 common shares of beneficial interest, $.01 par value per share (the "Common Shares"). The Common Shares are to be sold pursuant to the Underwriting Agreement at a price to the public of $24.625 per share ($23.5169 per share after reduction for underwriting discounts and commissions). The Underwriter intends to deposit the Common Shares with the trustee of Legg Mason REIT Trust December 1997 Series (the "Trust"), a registered unit investment trust under the Investment Company Act of 1940, as amended, in exchange for units of the Trust.

    The Underwriter is acting as sponsor and depositor of the Trust, and is therefor considered an affiliate of the Trust. Walter D'Alessio, a member of the Company's Board of Trustees, is President of Legg Mason Real Estate Services, Inc., a subsidiary of Legg Mason Inc., the parent of the Underwriter. In addition, the Underwriter has engaged, and may in the future engage, in investment banking activities on behalf of the Company and its affiliates for which customary compensation will be received.

    The net proceeds, less expenses estimated at $75,000, will be contributed by the Company to the Operating partnership, which will use such contribution to make additional acquisitions of office or industrial properties and for working capital purposes. Closing of the offering of Common Shares pursuant to the Underwriting Agreement is subject to customary closing conditions.

Property Acquisition

    As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 1997, the Company acquired an office property in Valley Forge, PA (the "PECO Building") from PECO Energy for a purchase price of $9.5 million. Mr. D'Alessio, a member of the Company's Board of Trustees, is a director of PECO Energy. A committee of the Board of Trustees, of which Mr. D'Alessio is not a participant, made the decision to purchase the PECO Building and negotiated the terms of the transaction.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits.
         ---------

 1.1 Underwriting Agreement among the Company, Brandywine Operating Partnership, L.P. and Legg Mason Wood Walker, Incorporated

23.1     Consent of Arthur Andersen LLP.

23.2     Consent of Zelenkofske Axelrod & Co., Ltd.



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                                   Signature

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    BRANDYWINE REALTY TRUST


Date:  December 18, 1997            By:   /s/ Gerard H. Sweeney
                                          ---------------------
                                          Gerard H. Sweeney
                                          President and Chief
                                          Executive Officer
                                            (Principal Executive Officer)



Date:  December 18, 1997            By:   /s/ Mark S. Kripke
                                          -------------------
                                          Mark S. Kripke
                                          Chief Financial Officer and Secretary
                                            (Principal Financial and Accounting
                                             Officer)











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